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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                  May 23, 2002

                              ____________________


                          PATINA OIL & GAS CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                      1-14344             75-2629477
  (State or other jurisdiction of        (Commission          (IRS Employer
   incorporation or organization)        File Number)       Identification No.)

                 1625 Broadway
               Denver, Colorado                                  80202
   (Address of principal executive offices)                    (zip code)

        Registrant's telephone number, including area code (303) 389-3600

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ITEM 5. OTHER EVENTS

The following press release was issued pursuant to direction from the Patina Oil & Gas Corporation Board of Directors on May 23, 2002:

                                  NEWS RELEASE

                        PATINA TO PAY 25% STOCK DIVIDEND

DENVER, COLORADO - MAY 23, 2002 - PATINA OIL & GAS CORPORATION (NYSE:POG) today announced that its Board of Directors had approved a 25% stock dividend to be paid to stockholders of record at close of business on June 10, 2002. Stockholders will receive an additional share of common stock for every four shares they hold as of that date. The stock dividend will be paid on June 20, 2002. Cash will be paid in lieu of fractional shares at the closing price of the common stock on June 10th. Based on currently issued stock, shares outstanding will increase to roughly 27.3 million shares after the stock dividend. There will be approximately 29.0 million fully diluted shares at that time.

The Dividend Administration Committee simultaneously declared a quarterly cash dividend at the pre-existing rate of $0.05 per share on the Company's Common Stock. The cash dividend will be paid on all shares of common stock including those issued in the stock dividend. The cash dividend is payable on June 28, 2002 to stockholders of record on June 10, 2002.

Commenting on the announcement, Thomas J. Edelman, the Company's Chairman said, "We decided to declare a stock dividend in light of the exceptional performance of the Company and its share price over the past few years. While a stock dividend does not change anyone's proportionate interest in the Company, it increases the number of shares outstanding and should enhance liquidity in the market for our stock. In addition, as the Board maintained the current $0.05 per share quarterly cash dividend rate, the stock dividend effectively increased the cash dividend to shareholders by 25%."

This release contains certain forward-looking statements within the meaning of the Federal securities laws. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the Company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001.

Patina is an independent oil company engaged in the acquisition, development, exploitation and production of oil and natural gas primarily in Colorado's Wattenberg Field.

                                      ####

Contact:  David J. Kornder
          Chief Financial Officer
          (303) 389-3600
          dkornder@patinaoil.com







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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     PATINA OIL & GAS CORPORATION


                            BY       /s/ David J. Kornder
                                     --------------------

                                     David J. Kornder, Executive Vice President and Chief Financial Officer


May 23, 2002